EMPLOYMENT AGREEMENT

            AGREEMENT made and entered into as of this 21 day of November, 1999 between e-commerce Solutions, Inc., a New York corporation (the "Corporation") having an address at 600 West 57th Street, New York, New York 10019 and Stanley Wolfson (the "Executive"), residing at 1030 Fifth Avenue, New York, New York 10022.

                              W I T N E S S E T H:

            WHEREAS, Executive is presently employed by the Corporation; and

            WHEREAS, the Company and the Executive desire to set forth the terms of Executive's employment with the Company, pursuant to the terms and conditions hereof.

            NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree with each other as follows:

      1. Term of Employment. The Corporation agrees to and does hereby employ Executive, and Executive agrees to and does hereby accept employment by the Corporation, as the President and Chief Executive Officer of the Corporation, subject to the supervision and direction of its Board of Directors, for the three (3) year period commencing November 1, 1999 (the "Term").

      2. Duties of Executive. Executive shall devote such time, attention and energy to the affairs of Corporation as shall be reasonably required to perform his duties hereunder, and, in pursuance of the policies and directions of the Board of Directors, Executive shall use his best efforts to promote the business and affairs of the Corporation.

      3. Base Compensation. In consideration of the Executive's services pursuant to this

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Agreement,  Corporation shall pay to Executive, during the period of Executive's employment under this Agreement (the "Base Compensation"), (i) a salary at the rate of One Hundred Seventy Five Thousand Dollars ($175,000) per year during the first year of this Agreement; and (ii) for each year thereafter, annual compensation shall be determined by the Board of Directors, but not less than $175,000 per year. The Base Compensation shall be payable in equal installments,
in  accordance  with  the  Corporation's   customary  procedures  for  executive
employees, subject to applicable tax and payroll deductions.

      4. Incentive Compensation.

            (a) As additional compensation, the Executive shall be paid an amount equal to 2% of the gross sales of the Company.

            (b) Provided Executive has duly performed his obligations pursuant to this Agreement, Executive shall be eligible to receive, as additional compensation for the services to be rendered by Executive under this Agreement, incentive compensation. The amount of such incentive compensation, if any, shall be determined by the Board of Directors in its sole discretion based on the Executive's performance and contributions to the Corporation's success.

      5. Other Benefits. During the term of this Agreement the Executive shall be entitled to participate in any benefit plans adopted by the Corporation for the general and overall benefit of all employees and/or for key executives of the Corporation such as health care, life insurance, disability, stock option plans, tax, legal and financial planning services, pension, profit sharing and savings.

      6. Vacation. Executive shall be entitled to a fully paid vacation of three
(3) weeks per calendar year, which vacation shall be scheduled at such time or times as the Corporation in


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consultation with Executive may reasonably determine.

      7. Expenses. (a) The Corporation shall pay or reimburse Executive for all reasonable and necessary expenses incurred by him in connection with his duties hereunder, upon submission by Executive to the Corporation of such reasonable evidence of such expenses as the Corporation may require.

            (b) Throughout the term of this Agreement, the Corporation will provide Executive with the use of a motor vehicle of a class equivalent to that currently utilized by the Executive for purposes within the scope of his employment with Corporation and shall pay all expenses for fuel, maintenance, and insurance in connection with such use of the motor vehicle.

      8. Insurance. The Corporation shall apply for policies of life, health and accident insurance or disability insurance upon the Executive in such amounts as the Corporation deems appropriate which life insurance as key man insurance shall designate the Corporation as the beneficiary. The Executive agrees to aid the Corporation in procuring such insurance, including submitting to a physical examination, if required, and completing any and all forms required for application for any insurance policy.

      9. Disclosure of Information. The Executive shall, during his employment under this Agreement and thereafter, keep confidential and refrain from disclosing to any unauthorized persons all data and information relating to the respective businesses of the Corporation or any of its subsidiaries.

      10. Intellectual Property Rights. (a) The Executive shall promptly disclose to the Corporation in writing, any and all charts, layouts, maps, inventions, improvements, techniques, markets, sales and advertising plans, processes, concepts and plans, whether or not copyrightable or


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patentable,  secret processes and "know-how,"  conceived by the Executive during the term of his employment by the Corporation (the "Executive's Work Product"), whether alone or with others and whether during regular working hours and through the use of facilities and property of the Corporation or otherwise, which directly relates to the present business of the Corporation. Upon the Corporation's request at any time or from time to time during the Term of the Executive's employment, the Executive shall (i) deliver to the Corporation copies of the Executive's Work Product that may be in his possession or otherwise available to him, and (ii) execute and deliver to the Corporation such applications, assignments and other documents as it may reasonably require in order to apply for and obtain copyrights or patents in the United States of America and other countries with respect to any Executive's Work Product that it deems to be copyrightable or patentable, and/or otherwise to vest in itself full title thereto.

            (b) All documents that pertain to the Corporation, including but not limited to the Executive's Work Product, shall be the sole and exclusive property of the Corporation. Upon the termination of the Executive's employment, all such documents that may be in his possession or otherwise available to him or shall thereafter come into his possession or control shall be promptly returned to the Corporation without the necessity of a request therefor.

      11. Non-Competition Covenant.

            (a) The Executive shall not, during his employment by the Corporation, engage, directly or indirectly, in any business competitive with the business of the Corporation without the consent of the Board of Directors, except for those businesses in which the Executive is currently involved.

            (b) For a period of one (1) year after the termination of the Executive's


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employment hereunder (the "Non-Competition  Period"), for any reason whatsoever, other than a termination by the Corporation without good cause, the Executive shall not (i) engage, directly or indirectly, as an officer, director, shareholder, owner, partner, joint venturer or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales
representative  in  any  competitive   businesses  which  competes  directly  or
indirectly with the Corporation, and related activities throughout the United States (the "Territory"), without the permission of the Board of Directors, which permission shall not be unreasonably withheld or delayed or (ii) induce or
actively   attempt  to  influence  any  other  employee  or  consultant  of  the
Corporation to terminate his or her employment or consultancy with the Corporation. Nothing herein contained shall be deemed to prevent ownership by Executive and his associates (as said term is defined in regulation 14(A) promulgated under the Securities Exchange Act of 1934 as in effect on the date hereof), collectively, of not more than 5% of the outstanding capital stock of a competitive corporation listed on a national securities exchange.

            (c) (i) The parties to this Agreement consider the restrictions contained herein reasonable as to the duration of the Non-Competition Period and the extent of the Territory. However, if the duration of the Non-Competition Period or the extent of the Territory herein specified should be judged unreasonable by any Court or arbitration proceeding, the validity and effect of the remaining provisions of this Agreement shall not be affected thereby and, the duration of the Non-Competition Period shall be reduced by such number of months and/or the area of the Territory shall be reduced such that, the Territory and the Non-Competition Period shall be deemed reasonable so that the foregoing covenant not to compete may be enforced .

            (ii) The Company and the Executive agrees and recognizes that in the event


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of a breach or  threatened  breach by either of the  provisions of the foregoing covenants, either party may suffer irreparable harm, and that money damages may not be an adequate remedy. Therefore, either party shall be entitled as a matter of right to specific performance of the covenants of Executive contained herein by way of temporary or permanent injunctive relief in a Court of competent jurisdiction.

      12.  Termination.   This  Agreement  and  Executive's  employment  may  be
terminated in any one of the followings ways:

            (a) Death. The death of Executive shall immediately terminate this Agreement with no severance compensation due to Executive's estate.

            (b) Disability. If, as a result of incapacity due to physical or mental illness or injury, Executive shall have been absent from his full-time duties hereunder for three (3) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such three (3) month period, but which shall not be effective earlier than the last day of such three (3) month period), the Corporation may terminate Executive's employment hereunder provided Executive is unable to resume his full-time duties at the conclusion of such notice period. Also, Executive may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Executive shall have furnished the Corporation with a written statement from a qualified doctor to such effect and provided, further, that, at the Corporation's request made within thirty (30) days of the date of such written statement, Executive shall submit to an examination by a doctor selected by the Corporation who is reasonably acceptable to Executive or Executive's doctor and such doctor shall have concurred in the conclusion of


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Executive's  doctor.  In the event this  Agreement is  terminated as a result of
Executive's disability, Executive shall (i) receive from the Corporation, in a lump-sum payment due within thirty (30) days of the effective date of termination, the base salary for one (1) year and (ii) the Corporation shall make the insurance premium payments contemplated by COBRA for a period of eighteen (18) months after such termination.

            (c) Good Cause.  The  Corporation  may terminate  this Agreement ten
(10) days after written notice to Executive for "Good Cause," which shall mean any one or more of the following: (1) Executive's material failure of performance; (2) Executive's willful, material and irreparable breach of this Agreement; (3) Executive's gross negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice of need to cure) of any of Executive's material duties and responsibilities hereunder; (4) Executive's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Corporation which materially and adversely affects the operations or reputation of the Corporation; (5) Executive's conviction of a felony crime; or (6) confirmed positive illegal drug test result. In the event of a termination for Good Cause, as enumerated above, Executive shall have no right to any severance compensation.

            (d) Without Good Cause. At any time after the commencement of employment, Executive may, without cause, terminate this Agreement and Executive's employment, effective thirty (30) days after written notice is provided to the Corporation pursuant to paragraph three of the shareholder agreement between the parties of even date. Executive may only be terminated without Good Cause by the Corporation during the Term hereof if such termination is approved by a majority of the members of the Board of Directors of the Corporation in accordance with paragraph three of


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the Shareholder Agreement of even date, and provided that the Executive receives at least one (1) month written notice. In the event that Executive is terminated
without  Good  Cause  during  the  Term,   Executive   shall  receive  from  the
Corporation, on such dates as would otherwise be paid by the Corporation, the compensation due pursuant to paragraphs 3 and 4. Further, if Executive is terminated without Good Cause, the Corporation shall make the insurance premium payments contemplated by COBRA for a period of eighteen (18) months after such termination. Further, any termination without Good Cause by the Corporation shall operate to shorten the period set forth in paragraph 11 hereof to one (1) year from the date of termination of employment. If Executive resigns or otherwise terminates his employment rather than the Corporation terminating his employment pursuant to this paragraph 12, Executive shall receive no severance compensation.

      13. Indemnification. In the event Executive is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Corporation against Executive), by reason of the fact that he is or was performing services under this Agreement, then the Corporation shall indemnify Executive against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Executive in connection therewith to the maximum extent permitted by applicable law. The advancement of expenses shall be mandatory. In the event that both Executive and the Corporation are made a party to the same third-party action, complaint, suit or proceeding, the Corporation agrees to engage competent legal representation, and Executive agrees to use the same representation, provided that if counsel selected by the Corporation shall have a conflict of interest that prevents such counsel from representing Executive, Executive may engage separate counsel and the Corporation shall pay all attorneys' fees of such separate counsel. Further, while


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Executive  is  expected  at all  times to use his  best  efforts  to  faithfully discharge his duties under this Agreement, Executive cannot be held liable to the Corporation for errors or omissions made in good faith where Executive has not exhibited gross, willful and wanton negligence and misconduct or performed criminal and fraudulent acts which materially damage the business of the Corporation.

      14. Effect of Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

      15. Notices. Any notice permitted, required, or given hereunder shall be in writing and shall be personally delivered; or delivered by any prepaid overnight courier delivery service then in general use; or mailed, registered or certified mail, return receipt requested, to the addresses designated herein or at such other address as may be designated by notice given hereunder:

                  If to :  Stanley Wolfson
                           1030 Fifth Avenue
                           New York, N.Y. 10022

                  If to :  e-commerce Solutions, Inc.
                           West 23rd Street
                           New York, N.Y. and
                           600 West 57th Street
                           2nd Floor
                           New York, NY 10014

        With a copies to:  Silverman, Collura & Chernis, P.C.
                           381 Park Avenue
                           New York, New York 10016
                           Attn: Marc G. Rosenberg, Esq.

                     and   Urban Cool Network, Inc.
                           1401 Elm Street
                           Dallas, Texas 75626


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      Delivery shall be deemed made when actually delivered, or if mailed, three days after delivery to a United States Post Office.

      16. Assignment. Executive shall not be entitled to assign his rights, duties or obligations under this Agreement.

      17. Amendments. The terms and provisions of this Agreement may be amended or modified only by a written instrument executed by the party to be charged by such amendment or modification.

      18. Governing Law. The terms and provisions herein contained and all the disputes or claims relating to this Agreement shall be governed by, interpreted and construed in accordance with the internal laws of the State of New York, without reference to its conflict of laws principles.

      19. Arbitration. (a) In the event of a dispute between the parties arising out of or relating to this Agreement, or the breach thereof, the parties shall make every effort to amicably resolve, reconcile, and settle such dispute between them. Should an amicable resolution not be possible, either party may invoke binding arbitration.

            (b) Subject to the provisions of Section 11(c)(ii) hereof, all claims, disputes and other matters in controversy arising out of or related to this Agreement or the performance or breach hereof, shall be decided by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"), by a panel of three (3) arbitrators, in New York, New York. One (1) such arbitrator shall be appointed by each of the parties within three (3) weeks after being requested by the other party to make such appointment and the third arbitrator shall be appointed by the two (2) arbitrators appointed by the parties. In the event that a party does


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not appoint its  arbitrator  within such three (3) week  period,  or the two (2)
arbitrators appointed by the parties shall fail to agree on the third arbitrator, such appointed arbitrator or arbitrators shall be appointed by the American Arbitration Association in accordance with the AAA Rules. The award shall state the facts and findings and shall be rendered with reasons in writing. The arbitrators shall have no authority or power to alter or modify any express condition or provision of this Agreement, or to render any award which by its terms shall have the effect of altering or modifying any express
conditions  or  provisions  of  this  Agreement.   The  award  rendered  by  the
arbitrators shall be final and judgement may be entered upon it in any court having jurisdiction thereof. The successful party to the arbitration shall be entitled to an award for reasonable attorney's fees, as determined by the arbitrators.

      20. Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

      21. Merger and Severability. This Agreement shall constitute the entire Agreement between the Corporation and Executive with respect to the subject matter hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

      22. Counterparts; Facsimile. This Agreement may be executed by facsimile and in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.


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      IN WITNESS  WHEREOF,  the parties hereto have affixed their signatures the day and year first above written.

                                        E-COMMERCE SOLUTIONS, INC.

                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:


                                        ----------------------------------------
                                        STANLEY WOLFSON


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